Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Bel Fuse Inc. desire to authorize Daniel Bernstein and Craig Brosious to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Registration Statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Bernstein and Craig Brosious, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Registration Statement on Form S-3 of Bel Fuse Inc. registering Class A common stock, Class B common stock, preferred stock, warrants, debt securities, depositary shares and units for sale pursuant to Rule 415 of the Securities and Exchange Commission (the “SEC”) and any and all amendments and supplements to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of June 15, 2020.

Signatures	Title
/s/ Daniel Bernstein	Director, President and Chief Executive Officer
Daniel Bernstein

/s/Thomas E. Dooley	Director
Thomas E. Dooley

/s/ Peter Gilbert	Director
Peter Gilbert

/s/ Eric Nowling	Director
Eric Nowling

/s/ Mark Segall	Director
Mark Segall

/s/ Rita V. Smith	Director
Rita V. Smith

/s/ John F Tweedy	Director
John F. Tweedy

/s/ Vincent Vellucci	Director
Vincent Vellucci

/s/ Craig Brosious	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)
Craig Brosious